ACTION BY WRITTEN CONSENT

OF

THE BOARD OF DIRECTORS

OF

NEW WORLD TECHNOLOGIES, INC.

The undersigned, being all of the directors of New World Technologies, Inc., a Delaware company (the “Company”), hereby waives any and all requirements for the holding of a meeting of the Board of Directors of the Company and does hereby adopt the following resolutions pursuant to Section 141 of the General Corporation Law of the State of Delaware, effective as of October 17, 2018:

RESOLVED, that the Board of Directors direct and approve engaging and entering into an executive employment agreement by and between the Company and Andrew Fitzpatrick as Chief Operating Officer and member of the Board of Directors of the Company effective October 18, 2018; and it is hereby

RESOLVED, that the Board of Directors direct and approve engaging and entering into an executive employment agreement by and between the Company and Richard Gonsalves as Chief Financial Officer of the Company effective October 18, 2018; and it is hereby

RESOLVED, that the Board of Directors direct and approve engaging and entering into an agreement by and between the Company and Oakley J. Gentry as a member of the Board of Directors of the Company effective October 18, 2018; and it is hereby

RESOLVED, that all actions heretofore taken by the officers, directors, or agents of the Company relating to the foregoing matters and resolutions be, and they hereby are, approved, adopted, ratified, and confirmed in all respects as if they had been done pursuant to specific authority granted to them by the Board of Directors; and it is hereby

RESOLVED, that all actions, executions, and delivery of documents instruments and agreements taken by any officer of the Company prior to this date relating to the purpose and intent of the foregoing resolutions be, and they hereby are, in all respects approved, ratified, confirmed and adopted as the official acts and deeds of the Company; and it is hereby

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions; and it is hereby

RESOLVED, that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company.

RESOLVED, this consent may be executed in multiple counterparts, all of which when taken together shall constitute one and the same consent.

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IN WITNESS WHEREOF, the undersigned, being all of the directors of the Company, consent hereto in writing as of the date first written above and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company.

Hank Tucker, Chairman and CEO

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